EXHIBIT 99.1

TranSwitch Corporation Announces the Completion of the Exchange of Certain of its 5.45% Convertible Plus Cash NotesSM due 2007 for its 5.45% Convertible Notes due 2010

July 6, 2007

SHELTON, CT—July 6, 2007—TranSwitch Corporation (the “Company”) (NASDAQ: TXCC) announced that it completed today its exchange offer and new money offering to certain of the holders of its 5.45% Convertible Plus Cash NotesSM due September 30, 2007. In this closing, the Company issued $25,013,000 aggregate principal amount of new 5.45% Convertible Notes due September 30, 2010, which represented $21,246,000 of new notes issued in exchange for existing notes tendered in the exchange offer and $3,767,000 of new notes sold for cash to holders of existing notes.

These new notes will pay interest semi-annually at a rate of 5.45% per year. The initial conversion rate of the Notes is 472.1435 shares of common stock per $1,000 principal amount of the new notes (which is equivalent to an initial conversion price of approximately $2.118 per share), subject to adjustment upon the occurrence of certain events. This represents a conversion premium of approximately 15.74% relative to the closing bid price of TranSwitch’s common stock on the Nasdaq Global Market on June 29, 2007.

These new notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirement of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks associated with the Exchange Offer and the Note Offer; of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

For more information contact:

Ted Chung

Vice President, Interim Chief Financial Officer

TranSwitch Corporation

Phone: 203/929-8810 ext. 2004

Fax: 203/926-2071

www.transwitch.com

TranSwitch is a registered trademark of TranSwitch Corporation.